EXHIBIT 23.1



The Board of Directors
Wintrust Financial Corporation:


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 with respect to the offer and sale of 352,942 shares of common stock.



                                       KPMG LLP


Chicago, Illinois
December 2, 1999